SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
Check the appropriate box:
      ☐ Preliminary Information Statement
      ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
      ☑ Definitive Information Statement
Sun Oil & Gas Corp.

(Name of Registrant As Specified In Charter)
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      ☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

      ☐ Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SUN OIL & GAS CORP.
1177 West Hastings Street, Suite 1750
Vancouver BC, Canada V6E 2K3

INFORMATION STATEMENT

       This information statement pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C thereunder (the “Information Statement”) has been mailed on or about November 28, 2005 to the stockholders of record as of November 24, 2005 (the “Record Date”) of Sun Oil & Gas Corp., a Nevada corporation (the “Company”) in connection with certain actions to be taken pursuant to the written consent, dated as of November 11, 2005, of the stockholders of the Company holding a majority of the outstanding shares of common stock.
      The actions to be taken pursuant to the written consent shall be implemented on or about December 19, 2005, 20 days after the mailing of this information statement.
      THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Zhenggang Wang

Zhenggang Wang
Chairman of the Board
WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

NOTICE OF ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED NOVEMBER 11, 2005
OUTSTANDING SHARES AND VOTING RIGHTS
AMENDMENTS TO THE ARTICLES OF INCORPORATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CHANGE IN CONTROL ARRANGEMENTS
ADDITIONAL INFORMATION
APPENDIX A
AMENDED AND RESTATED ARTICLES OF INCORPORATION OF SUN OIL & GAS CORP.
AMENDED AND RESTATED ARTICLES OF INCORPORATION OF CHINA 3C GROUP

NOTICE OF ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING SHARES OF
COMMON STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF
THE STOCKHOLDERS, DATED NOVEMBER 11, 2005
To Our Stockholders:
      NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to the written consent of stockholders holding a majority of the outstanding shares of common stock dated November 11, 2005, in lieu of a special meeting of the stockholders. Such action will be taken on or about December 19, 2005:

1. The articles of incorporation of the Company, as amended (the “Articles of Incorporation”), will be amended and restated to change the Company’s name from “Sun Oil & Gas Corp.” to “China 3C Group”; and

2. The Articles of Incorporation will be amended and restated to effect a one (1) for twenty (20) reverse stock split, whereby, as of the Record Date, each stockholder shall receive one share for every twenty shares then owned.
OUTSTANDING SHARES AND VOTING RIGHTS
      As of the Record Date, the Company’s authorized capitalization consisted of 100,000,000 shares of common stock (“Common Stock”), of which 32,264,062 shares were issued and outstanding. Holders of Common Stock have no preemptive or similar rights to acquire or subscribe for any additional shares of Common Stock.
      Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, no proxies or consents are being solicited in connection with the matters described in this Information Statement because the holders of a majority of the outstanding shares of Common Stock have already voted in favor of such matters by executing and delivering to the Company a majority written consent dated November 11, 2005. The shares represented by the aforementioned written consent constituted sufficient voting power to approve the matters described in this Information Statement.
      Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on December 19, 2005.
      The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.
AMENDMENTS TO THE ARTICLES OF INCORPORATION
      On November 11, 2005, the board of directors of the Company (the “Board of Directors”) and the stockholders of the Company holding a majority of the outstanding shares of common stock of the Company approved amendments to the Articles of Incorporation

•	to change the Company’s name from Sun Oil & Gas Corp. to China 3C Group and

•	to effect a one (1) for twenty (20) reverse stock split, whereby, as of the record date, each stockholder shall receive one share for every twenty shares then owed.
THE CHANGE OF THE COMPANY’S NAME
      The amendments to the Articles of Incorporation will change the Company’s name from Sun Oil & Gas Corp. to China 3C Group. The Company is changing its name in anticipation of potentially merging the

Company with a Chinese telecommunications company. At this time, the Board of Directors believes that Yong Xin Digital Technology Company Limited, a Chinese company operating in the telecommunications industry, is the most likely prospective merger candidate.
      Zhenggang Wang, the chairman of the board and chief executive officer of the Company, owns and controls Yong Xin Digital Technology Company Limited and serves as its chairman of the board and chief executive officer. In addition, Jian Liu, the chief financial officer of the Company, is the chief financial officer of Yong Xin Digital Technology Company Limited, and Jimei Liu, a member of the Board of Directors, serves as a senior manager with Yong Xin Digital Technology Company Limited.
      At this time, the Company and Yong Xin Digital Technology Company Limited have not entered into a letter of intent, and they do not have any other formal understanding or agreement between them concerning the proposed merger. There can be no assurance that the Company will enter into any agreement for a merger with Yong Xin Digital Technology Company Limited or any other company, or that the Company will ever enter into the telecommunications industry.
THE REVERSE STOCK SPLIT

General
      The Board of Directors and the stockholders of the Company holding a majority of the outstanding shares of common stock of the Company have approved an amendment to the Articles of Incorporation to effect a reverse stock split of the Company’s common stock.

Background
      The Company currently has 100,000,000 shares of Common Stock authorized, and approximately 32,264,062 shares of Common Stock are outstanding as of the Record Date.
      The Board of Directors believes that the price of the Common Stock is too low to attract investors to buy the stock. To proportionally raise the per share price of the Common Stock by reducing the number of outstanding shares, the Board of Directors believes that it is in the best interests of the Company’s stockholders to implement a reverse stock split. In addition, the Board of Directors believes that the share price of the Common Stock is a factor in whether the Common Stock meets investing guidelines for certain institutional investors and investment funds. Finally, the Board of Directors believes that the Company’s stockholders will benefit from relatively lower trading costs for a higher priced stock. The combination of lower transaction costs and increased interest from institutional investors and investment funds may ultimately improve the trading liquidity of the Common Stock. The Board of Directors is not implementing the reverse stock split in anticipation of any “going private” transaction.

Material Effects of the Reverse Stock Split
      The reverse stock split will be effected simultaneously for all of the Common Stock, and the ratio will be the same for all of the Common Stock. The reverse stock split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in fractional share ownership.
      The principal effect of the reverse stock split will be to reduce the number of shares of the Common Stock issued and outstanding from approximately 32,264,062 shares as of November 24, 2005, to approximately 1,613,200 shares. In addition, the reverse stock split will increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

Effect on Fractional Stockholders
      Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, affected stockholders will receive a cash payment in an amount equal to such fractional share multiplied by the closing price of the Common Stock on the date the reverse stock split is effected. After the reverse stock split, stockholders will have no further interest in the Company with respect to any fractional share. The Company currently has approximately 80 record holders of the Common Stock. The reverse stock split may have a material effect on the number of record holders of the Common Stock.

Effect on Registered and Beneficial Stockholders
      Upon the reverse stock split, the Company intends to treat stockholders holding the Common Stock in “street name”, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Common Stock in “street name”. However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

Effect on Registered Certificated Shares
      Stockholders whose shares are held in certificate form will receive a transmittal letter from our transfer agent, Madison Stock Transfer Inc., as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender certificate(s) representing pre-reverse stock split shares to the transfer agent. No new shares will be issued until outstanding certificate(s) are surrendered, together with properly completed and executed letter of transmittal, to the transfer agent. Stockholders should not submit any certificate(s) until requested to do so.

Procedure for Effecting Reverse Stock Split
      The Company will promptly file an Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada to amend its existing Articles of Incorporation. The reverse stock split will become effective on the date of filing the Amended and Restated Articles of Incorporation, which is referred to as the “effective date.” Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Amended and Restated Articles of Incorporation is set forth in Appendix A to this Information Statement. The text of the Amended and Restated Articles of Incorporation is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as the Board of Directors deems necessary and advisable to effect the reverse stock split.

Certain Risk Factors Associated with the Reverse Stock Split
      Implementation of the reverse stock split entails various risks and uncertainties, including but not limited to the following:

•	There can be no assurance that the market price per share of the Common Stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of shares of the Common Stock outstanding before the reverse stock split. Accordingly, the total market capitalization of the Company after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

•	After the reverse stock split is effected, if the market price of the Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split.

•	There can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Common Stock may not necessarily improve.

•	The reduced number of shares that would be outstanding after the reverse stock split could adversely affect the liquidity of the Common Stock.

Authorized Shares
      The reverse stock split will affect all issued and outstanding shares of the Common Stock and outstanding rights to acquire the Common Stock. Upon the effectiveness of the reverse stock split, the number of authorized shares of the Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of the Common Stock issued and outstanding. The Company currently has 100,000,000 shares of authorized Common Stock and 32,264,062 shares of Common Stock issued and outstanding as of November 24, 2005. Authorized but unissued shares of Common Stock will be available for issuance. The Company is considering issuing shares in the future, but at this time the Company has no definite plans in this regard. If the Company issues additional shares of Common Stock, the ownership interest of holders of the Common Stock will be diluted.
      The following table sets forth information regarding the Company’s current and anticipated number of authorized shares and issued and outstanding shares of the Common Stock following implementation of the reverse stock split.

		Shares of		Shares of	Shares of
	Shares of	Common Stock		Common Stock	Common Stock
	Common Stock	Issued and		Reserved for	Available for
	Authorized	Outstanding		Issuance	Issuance

As of November , 2005	100,000,000	32,264,062		0	67,735,938
After Reverse Stock Split at the Ratio of one-for-twenty	100,000,000	1,613,200	*	0	98,386,800

*	This number is approximate.

Accounting Matters
      The reverse stock split will not affect the par value of the Common Stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to the Common Stock on the Company’s balance sheet will be reduced proportionately based on the reverse stock split ratio of one-for-twenty, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be restated because there will be fewer shares of the Common Stock outstanding.

Potential Anti-Takeover Effect
      Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of Company. Other than the reverse stock split, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

No Appraisal Rights
      Under the General Corporation Law of the State of Nevada, the Company’s stockholders are not entitled to appraisal rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split
      The following is a summary of the material federal income tax consequences of the proposed reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and all other applicable authorities as of the date of this document, all of which are subject to change (possibly with retroactive effect). This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their Common Stock as compensation). In addition, this summary is limited to stockholders that hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.
      ACCORDINGLY, EACH STOCKHOLDER IS STRONGLY URGED TO CONSULT WITH A TAX ADVISER TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE REVERSE STOCK SPLIT.
      Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefore. In general, stockholders who receive cash in exchange for their fractional share interests in the post-reverse stock split shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.
      The receipt of cash instead of a fractional share of the Common Stock by a United States holder of the Common Stock will result in a taxable gain or loss to such holder for federal income tax purposes based upon the difference between the amount of cash received by such holder and the adjusted tax basis in the fractional shares as set forth above. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder’s holding period is greater than one year as of the effective date.
      The tax treatment of each stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split. Each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
      The following table sets forth certain information, as of November 24, 2005, concerning shares of common stock of the Company, the only class of its securities that are issued and outstanding, held by (1) each stockholder known by the Company to own beneficially more than five percent of the common stock, (2) each director of the Company, (3) each executive officer of the Company, and (4) all directors and executive officers of the Company as a group:

	Amount and
	Nature of
	Beneficial	Percentage of
Name and Address of Beneficial Owner(1)	Ownership	Common Stock

Hanzhong Fang(2) 14/ F, People Tower, Shennan Road, Shenzhen, P.R. China 518000	21,582,420	66.89%

China U.S. Bridge Capital, Ltd.(2) Suite 05B, 20th Floor Convention Plaza, Office Tower #1 Harbour Road, Wan Chai Hong Kong, P.R. China	2,398,046	7.43%

Zhenggang Wang	0	—

Jian Liu	0	—

Jimei Liu	0	—

All directors and executive officers as a group (3 persons)	0	—

(1)	Unless otherwise indicated in the footnotes to the table, each stockholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it. Percentages of less than one percent have been omitted from the table.

(2)	Hanzhong Fang and China U.S. Bridge Capital, Ltd. may be deemed to be the beneficial owners of each others securities on account of the terms and conditions of the Stock Purchase Agreement. However, pursuant to Rule 13d-4 under the Securities Exchange Act of 1934, as amended, Hanzhong Fang and China U.S. Bridge Capital, Ltd. hereby disclaim beneficial ownership of each other’s securities.
CHANGE IN CONTROL ARRANGEMENTS
      Hanzhong Fang and China U.S. Bridge Capital, Ltd. (together, the “Buyers”) acquired approximately 74.3% of the issued and outstanding shares of common stock of the Company (the “Transaction”) from EH&P Investments, John D. Swain, Fred Holcapek, PH Holding Group, Ma Cheng Ji, Zhou Wei, Zeng Xiu Lan, Gu Xiao Dong, Jacksonville Management Ltd., Colin Wilson, and Alliance Capital Management, Inc. (collectively, the “Sellers”) pursuant to the terms and conditions of a stock purchase agreement, dated October 17, 2005, among the Buyers, the Sellers and the Company (the “Stock Purchase Agreement”). Please note that the Company filed a copy of the Stock Purchase Agreement as exhibit 10.1 to its Current Report on Form 8-K filed with the SEC on October 21, 2005.
      Pursuant to the Transaction, the Buyers acquired control of the Company on October 17, 2005. The Buyers acquired control by purchasing approximately 74.3% of the issued and outstanding shares of common stock of the Company directly from the Sellers on the terms and conditions set forth in the Stock Purchase Agreement. The Buyers paid an aggregate of $600,000 for the shares of common stock acquired by them pursuant to the Stock Purchase Agreement. Mr. Fang used his personal funds to purchase the 21,582,420 shares he acquired, and China U.S. Bridge Capital, Ltd. used its working capital to fund the purchase of the 2,398,046 shares that it acquired.

      Immediately prior to the closing of the Transaction, Peter G. Wilson served as the sole member of the Board of Directors. Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, immediately following the closing of the Transaction, (1) the Buyers’ nominee, Zhenggang Wang, was appointed to the Board of Directors, (2) Peter G. Wilson tendered an undated resignation from the Board of Directors, with the understanding that such resignation would be accepted at a future date, to be determined by the Buyers, after the closing of the Transaction, and (3) the parties agreed to appoint the Buyers’ nominee, Jimei Liu, to the Board of Directors at a future date to be determined by the Buyers.
      With the completion of the Transaction, the appointment of Jimei Liu to the Board of Directors, which occurred on November 14, 2005, and the resignation of Peter G. Wilson from the Board of Directors, which also occurred on November 14, 2005, there are no arrangements that would result in a change in control of the Company.

ADDITIONAL INFORMATION
      The Company will provide upon request and without charge to each stockholder receiving this Information Statement a copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended January 31, 2005, including the financial statements and financial statement schedule information included therein, as filed with the Securities and Exchange Commission. The Annual Report is incorporated in this Information Statement. You are encouraged to review the Annual Report together with subsequent information filed by the Company with the Securities and Exchange Commission and other publicly available information.

By Order of the Board of Directors,

/s/ Zhenggang Wang

Zhenggang Wang
Chairman of the Board

APPENDIX A
AMENDED AND RESTATED ARTICLES OF INCORPORATION

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
SUN OIL & GAS CORP.
      The undersigned officer of Sun Oil & Gas Corp., a corporation organized and existing under the laws of the State of Nevada, hereby certifies as follows:

1. The name of the corporation is Sun Oil & Gas Corp. (the “Corporation”). The Corporation was originally incorporated under the name Editworks, Ltd., and the original Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Nevada on August 20, 1998. The Corporation subsequently changed its name to TriLucent Technologies Corp. through the filing of a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada on April 3, 2001. The Corporation subsequently changed its name to Anza Innovations, Inc. through the filing of a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada on November 14, 2002. The Corporation subsequently changed its name to Gaofeng Gold Corporation through the filing of a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada on February 12, 2004. The Corporation subsequently changed its name to Sun Oil & Gas Corp. through the filing of a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada on December 16, 2004.

2. On November 11, 2005, pursuant to the laws of the state of Nevada and the constituent documents of this Corporation, the Board of Directors adopted an amendment to Article I of this Corporation’s Articles of Incorporation to change the Corporation’s name as follows:

The former Article I read:

“Article I. The name of the Corporation is Sun Oil & Gas Corp.”

Article I is superseded and replaced as follows:

“Article I. The name of the Corporation is China 3C Group.”

3. On November 11, 2005, pursuant to the laws of the state of Nevada and the constituent documents of this Corporation, the Board of Directors also adopted an amendment to Article IV of this Corporation’s Articles of Incorporation to authorize a 1-for-20 reverse split of this Corporation’s issued and outstanding shares of common stock.

The former Article IV read:

“Article IV. The Corporation shall have authority to issue an aggregate of 100,000,000 shares of common voting equity stock of par value $0.001 per share, and no other class or classes of stock, for a total capitalization of $100,000. The Corporation’s capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.”

Article IV is superseded and replaced as follows:

“Article IV.

(A) The Corporation shall have authority to issue an aggregate of 100,000,000 shares of common voting equity stock of par value $0.001 per share, and no other class or classes of stock, for a total capitalization of $100,000. The Corporation’s capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.

(B) Effective as of the filing date of these Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada, the Corporation will effect a 1-for-20 reverse split of its issued shares of common stock. As of that date, every 20 shares then issued and outstanding or held in the Corporation’s treasury will be combined into and represent one share of its common stock, par value $0.001 each. As of that date, the 32,264,062 shares of this Corporation’s common stock currently issued and outstanding or held in the Corporation’s treasury will be combined into and represent 1,613,203 shares, par value $0.001 each. As of that date, there will be 98,386,797 unissued shares of this Corporation’s common stock, par value $0.001 each, available for issuance. No fractional shares shall be issued as a result of such combination, but fair value of fractions of a share shall be paid in lieu thereof.”

4. The number of shares of the Corporation issued and outstanding and entitled to vote on these amendments to the Articles of Incorporation is 32,264,062, of which 23,980,461 shares (74.3%) voted in favor; and the foregoing changes and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.
      Accordingly, as hereby amended, the Articles of Incorporation of this Corporation are hereby restated in full as follows:

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
CHINA 3C GROUP
      ARTICLE I. The name of the Corporation is China 3C Group.
      ARTICLE II. Its principal office in the State of Nevada is 774 Mays Blvd., #10, Incline Village NV 89452. The initial resident agent for service of process at that address is N&R Ltd. Group, Inc.
      ARTICLE III. The purposes for which the Corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America. The period of existence of the Corporation shall be perpetual.
      ARTICLE IV.
      (A) The Corporation shall have authority to issue an aggregate of 100,000,000 shares of common voting equity stock of par value $0.001 per share, and no other class or classes of stock, for a total capitalization of $100,000. The Corporation’s capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.
      (B) Effective as of the filing date of these Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada, the Corporation will effect a 20-for-1 reverse split of its issued shares of common stock. As of that date, every 20 shares then issued and outstanding or held in the Corporation’s treasury will be combined into and represent one share of its common stock, par value $0.001 each. As of that date, the 32,264,062 shares of this Corporation’s common stock currently issued and outstanding or held in the Corporation’s treasury will be combined into and represent 1,613,203 shares, par value $0.001 each. As of that date, there will be 98,386,797 unissued shares of this Corporation’s common stock, par value $0.001 each, available for issuance. No fractional shares shall be issued as a result of such combination, but fair value of fractions of a share shall be paid in lieu thereof.
      ARTICLE V. No shareholder shall be entitled to any preemptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue, nor shall any shareholder possess cumulative voting rights at any shareholders meeting, for the purpose of electing Directors, or otherwise.
      ARTICLE VI. The affairs of the Corporation shall be governed by a Board of Directors of not less than one (1) nor more than (7) persons.
      ARTICLE VII. The Capital Stock, after payment of the amount of the subscription price or par value, shall not be subject to assessment to pay the debts of the Corporation, and no stock issued, as paid up, shall ever be assessable or assessed.
      ARTICLE VIII. The initial By-laws of the Corporation shall be adopted by its Board of Directors. The power to alter, amend or repeal the By-laws, or adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, this Corporation has caused these Amended and Restated Articles of Incorporation to be duly executed by the undersigned officer on December      , 2005.

Sun Oil & Gas Corp.

Zhenggang Wang
Chairman of the Board &
Chief Executive Officer